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                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1999, in the Registration Statement (Form S-1) and related prospectus of Cybernet Internet Services International, Inc. for the registration of $50,002,183 13% Convertible Senior Subordinated Discount Notes due 2009, EURO 25,000,000 13% Convertible Senior Subordinated Pay-in-Kind Notes, and the common stock into which they are convertible.

                                                [LOGO OF ERNST & YOUNG]

                /s/ Gerd Haberfehiner           /s/ Edith Schmit
                ---------------------           ----------------
                Gerd Haberfehiner               Edith Schmit

Vienna, Austria
November 17, 1999